EXHIBIT 23.2


                        BAGELL, JOSEPHS & COMPANY, L.L.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                             HIGH RIDGE COMMONS               TRENTON OFFICE
                               SUITES 400-403               1230 PARKWAY AVENUE
                         200 HADDONFIELD BERLIN ROAD             SUITE 301
                         GIBBSBORO, NEW JERSEY 08026        TRENTON, NEW JERSEY
                      (856) 346-2828 FAX (856) 346-2882            08628
                                                              (609) 883-1881
                                                            FAX (609) 771-0623



December 20, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:   FORM SB-2 REGISTRATION STATEMENT

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement (the "Registration Statement") on Form SB-2 of Mobilepro Corp. (the "Company") of our report dated July 10, 2002 on the Company's consolidated financial statements for the year ended March 31, 2002, which report contains an explanatory paragraph relating to certain significant risks and uncertainties which conditions raise substantial doubt about the Company's ability to continue as an ongoing concern relating to those consolidated financial statements of the Company as of and for the year ended March 31, 2002.

We hereby consent to all references to our firm in such Registration Statement.

Very truly yours,


/S/ BAGELL, JOSEPHS & COMPANY, L.L.C.

BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey